UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2014

SPHERIX INCORPORATED
(Exact Name of Registrant as Specified in Charter)

Delaware	0-5576	52-0849320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6430 Rockledge Drive, Suite 503 Bethesda, MD	20817
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 992-9260

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

    On June 9, 2014, the Board of Directors (the “Board”) of Spherix Incorporated (the “Company”) appointed Jeffrey Ballabon to the Board.

    Mr. Ballabon, 51, has been a principal in B2 Strategic LLC, a business consultancy, since February 2013. Previously, Mr. Ballabon was Chief Executive Officer of Innovative Communications Technologies, Inc., a patent monetization firm, from May 2011 to October 2012. From February 2009 to February 2011, Mr. Ballabon was Senior Vice President of News Communications for CBS. From July 2004 to February 2009, Mr. Ballabon worked in public policy, government relations and communications as a consultant, both at Ballabon Group LLC and as an affiliate of The Livingston Group, LLC, a Washington, DC government relations firm. From January 1995 to June 2004, he was a public affairs, public policy and communications senior executive for media and communications firms, including Primedia Inc. and Court TV. From 1992-1995, Mr. Ballabon served as counsel to United States Senator John Danforth and as counsel to the Consumer Subcommittee of the Senate Committee on Commerce, Science, and Transportation. Prior to his work in the Senate, Mr. Ballabon was in private legal practice. He currently serves on the Executive Committee of the Federalist Society’s Intellectual Property Practice Group and is a member of the Board of Directors of American Innovators for Patent Reform.  Mr. Ballabon received a B.T.L. from the Ner Israel Rabbinical College, a B.A. from Yeshiva University and a J.D. from the Yale Law School.  Mr. Ballabon was appointed to the Board due to his experience in patent monetization and extensive understanding of and influence in public policy.

    Mr. Ballabon has no family relationship with any of the executive officers or directors of the Company.  Except as described herein, there are no arrangements or understandings between Mr. Ballabon and any other person pursuant to which he was appointed as an officer of the Company.

    Effective June 9, 2014,  the Company entered into an indemnification agreement with Mr. Ballabon that provides, among other things, for the indemnification to the fullest extent permitted or required by Delaware law, provided however, that Mr. Ballabon shall not be entitled to indemnification in connection with (i) any “claim” (as such term is defined in the agreement) initiated by him against the Company or the Company’s directors or officers unless the Company joins or consent to the initiation of such claim, or (ii) the purchase and sale of securities by him in in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended.  This summary of the indemnification agreement is not complete, and is qualified in its entirety by reference to the full text of the agreement that is attached as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

ITEM 8.01	OTHER EVENTS

    On June 13, 2014 the Company issued the press release attached hereto as Exhibit 99.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

    (d) Exhibits

    The exhibits listed in the following Exhibit Index are furnished as part of the Current Report on Form 8-K.

Exhibit No.	Description
10.1	Indemnification Agreement between Spherix Incorporated and Jeffrey Ballabon
99.1	Press release dated June 13, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  June 13, 2014

SPHERIX INCORPORATED

By:	/s/ Anthony Hayes
Name: Anthony Hayes
Title: Chief Executive Officer